Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Reader’s Digest Association, Inc.:

We consent to the use of our report dated August 30, 2005, with respect to the consolidated balance sheet of The Reader’s Digest Association, Inc. and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2005 incorporated herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

February 8, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WRC Media Inc :

We consent to the use of our report dated December 10, 2007 , with respect to the combined balance sheet of WRC Media Inc. and subsidiaries, now known as The Reader’s Digest Association, Inc., as of June 30, 2006, and the related combined statements of operations, changes in stockholders’ deficit, and cash flows in the two-year period ended June 30, 2006 and, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

February 8, 2008